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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): June 30, 1998





                            CELLULARVISION USA, INC.
               (Exact name of registrant as specified in charter)




        Delaware                      000-27582                 13-3853788
(State or other jurisdiction         (Commission               (IRS Employer
     of incorporation)               File Number)           Identification No.)



           505 Park Avenue                            10022
          New York, New York                        (Zip Code)
(Address of principal executive offices)



Registrant's telephone number, including area code: (212) 751-0900





                                 Not Applicable
          (Former name or former address, if changed from last report)


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Item 5.  Other Events

    On April 1, 1998, CellularVision USA, Inc. ("CVUSA") entered into a Securities Purchase Agreement (the "Securities Purchase Agreement") with Marion Interglobal Ltd. ("Marion") pursuant to which Marion purchased from CVUSA a warrant (the "Warrant") to purchase common stock of CVUSA. Pursuant to the Securities Purchase Agreement, Marion agreed, upon the written request of CVUSA, but in no event later than June 30, 1998, to exercise the Warrant at an aggregate exercise price of $2,000,000.

    As of July 2, 1998, Marion has failed to exercise the Warrant, and as a result CVUSA has failed to make principal and interest payments on certain of its outstanding debt. On July 2, 1998, CVUSA issued a press release relating to these matters, which is attached hereto as Exhibit 99.1



Item 7.  Financial Statements and Exhibits

    (c) Exhibits:

        99.1 Press Release issued by the Company, dated July 2, 1998.





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                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                      CELLULARVISION USA, INC.



                                      By:/s/Shant S. Hovnanian
                                         ----------------------------
                                         Name:  Shant S. Hovnanian
                                         Title: Chief Executive Officer

July 2, 1998



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                                  EXHIBIT INDEX

Exhibit

99.1         Press Release issued by the Company, dated July 2, 1998.